AMENDMENT TO THE
ETF SERIES SOLUTIONS
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 19th day of February, 2015, to the Custody Agreement, dated as of May 16, 2012, as amended (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of ETF Series Solutions:

Exhibit I, the Diamond Hill Valuation-Weighted 500 ETF, is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of each of the Diamond Hill Valuation–Weighted 500 ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANK, N.A.

By: /s/ Michael D. Barolsky	By: /s/ Michael L. Ceccato

Name: Michael D. Barolsky	Name: Michael L. Ceccato

Title: Vice President and Secretary	Title: Vice President

Diamond Hill	1

Exhibit I to the
ETF Series Solutions Custody Agreement

Name of Series

Diamond Hill Valuation-Weighted 500 ETF

Base Fee for Custody Services1

The following reflects the greater of the basis point fee or minimum per fund at February, 2015.

Custody	Basis Points on AUM			Annual Minimum per Fund
	First $500m	Next $500m	Balance	$-
	-	-	-

Domestic Custody Services Fee Schedule (in addition to the base fee)

Note: Additional Global sub-custodial services & safekeeping fees apply as required (see following page)

Domestic Custody Portfolio Transaction Fees – Domestic and/or global, (see below) associated with Sponsor trades(1)
▪	$- – Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$- – Short Sales
▪	$- – US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-depository transaction
▪	$- – Option/ SWAPS/future contract written, exercised or expired
▪	$- – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$- – Physical transaction
▪	$- – Segregated account per year

▪	A transaction is defined as any purchase/sale, free receipt/ free delivery, maturity, tender or exchange
▪	No charge for initial conversion free receipts
▪	Overdraft – charge to the account at prime interest rate plus 2%

Out-Of-Pocket Expenses – Including but not limited to:
▪	Intraday indicative value (IIV) agent fees
▪	Corporate action services
▪	SWIFT reporting and message fees
▪	Customized reporting
▪	Third-party data provider costs (including GICS, MSCI, Lipper, etc)
▪	Supplemental programming and development
▪	Cost associated with setting up data feeds
▪	Expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity

Additional Services – Additional fees apply for Global Servicing

Fees are calculated pro rata and billed monthly.

1 Subject to annual CPI increase, Milwaukee MSA.

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Diamond Hill	2

Exhibit I (continued) to the ETF Series Solutions Custody Agreement Global Sub-Custodial Services Fee Schedule at February, 2015

Annual Base Fee1 – A monthly minimum charge per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $-
▪	26-50 foreign securities: $-
▪	Over 50 foreign securities: $-
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Plus:

Global Custody Transaction Fees2 – Global Custody transaction fees associate with Sponsor Trades. (See schedule below)
▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping Fees – (See schedule below)

Tax Reclamation Services –
▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $- per claim.

Cash (Fx) Transactions –
▪	3rd Party Foreign Exchange- a Foreign Exchange transaction undertaken through a 3rd party will be charged $-

Out-Of-Pocket Expenses – Including but not limited to:
▪	Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments
▪	Stock exchange fees
▪	Postage and insurance for shipping
▪	Proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred
▪	SWIFT reporting and message fees

A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.

NOTE: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

Fees are calculated pro rata and billed monthly.

1 Subject to annual CPI increase, Milwaukee MSA.

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Diamond Hill	3

 Exhibit I (continued) to the ETF Series Solutions Custody Agreement - Additional Global Sub-Custodial Services Annual Fee Schedule at February, 2015
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Malaysia	All	____	$____
Australia	All	____	$____	Mali	All	____	$____
Austria	All	____	$____	Malta	All	____	$____
Bahrain	All	____	$____	Mauritius	All	____	$____
Bangladesh	All	____	$____	Mexico	All	____	$____
Belgium	All	____	$____	Morocco	All	____	$____
Benin	All	____	$____	Namibia	All	____	$____
Bermuda	All	____	$____	Netherlands	All	____	$____
Botswana	All	____	$____	New Zealand	All	____	$____
Brazil	All	____	$____	Niger	All	____	$____
Bulgaria	All	____	$____	Nigeria	All	____	$____
Burkina Faso	All	____	$____	Norway	All	____	$____
Canada	All	____	$____	Oman	All	____	$____
Cayman Islands*	All	____	$____	Pakistan	All	____	$____
Channel Islands*	All	____	$____	Peru	All	____	$____
Chile	All	____	$____	Philippines	All	____	$____
China“A” Shares	All	____	$____	Poland	All	____	$____
China“B” Shares	All	____	$____	Portugal	All	____	$____
Columbia	All	____	$____	Qatar	All	____	$____
Costa Rica	All	____	$____	Romania	All	____	$____
Croatia	All	____	$____	Russia	Equities	____	$____
Czech Republic	All	____	$____	Russia	MINFINs	____	$____
Denmark	All	____	$____	Senegal	All	____	$____
Ecuador	All	____	$____	Singapore	All	____	$____
Egypt	All	____	$____	Slovak Republic	All	____	$____
Estonia	All	____	$____	Slovenia	All	____	$____
Euromarkets**	All	____	$____	South Africa	All	____	$____
Finland	All	____	$____	South Korea	All	____	$____
France	All	____	$____	Spain	All	____	$____
Germany	All	____	$____	Sri Lanka	All	____	$____
Ghana	All	____	$____	Swaziland	All	____	$____
Greece	All	____	$____	Sweden	All	____	$____
Guinea Bissau	All	____	$____	Switzerland	All	____	$____
Hong Kong	All	____	$____	Taiwan	All	____	$____
Hungary	All	____	$____	Thailand	All	____	$____
Iceland	All	____	$____	Togo	All	____	$____
India	All	____	$____	Tunisia	All	____	$____
Indonesia	All	____	$____	Turkey	All	____	$____
Ireland	All	____	$____	UAE	All	____	$____
Israel	All	____	$____	United Kingdom	All	____	$____
Italy	All	____	$____	Ukraine	All	____	$____
Ivory Coast	All	____	$____	Uruguay	All	____	$____
Japan	All	____	$____	Venezuela	All	____	$____
Jordan	All	____	$____	Zambia	All	____	$____
Kazakhstan	All	____	$____	Zimbabwe	All	____	$____
Kenya	All	____	$____
Latvia	Equities	____	$____
Latvia	Bonds	____	$____
Lebanon	All	____	$____
Lithuania	All	____	$____
Luxembourg	All	____	$____
*	Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**	Tiered by market value: <$5 billion: - bp, >$5 billion and <$10 billion: - bps; >$10 billion: .-bps.
**	Euromarkets – Non-Eurobonds; Surcharges vary by local market.

Advisor’s Signature below acknowledges approval of the domestic and global fee schedules on this Exhibit I.

Diamond Hill Capital Management Inc.

By:    /s/ Thomas E. Line

Printed Name:   Thomas E. Line

Title:    Chief Financial Officer                             Date:    March 16, 2015

Diamond Hill	4